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                                                                   Exhibit 10.18

2005 EXECUTIVE BONUS PROGRAM

ELIGIBLE PARTICIPANTS:

CEO, COO, CFO, SVP Marketing/Business Development, SVP Global Services, VP Global Services, Director-Manufacturing Operations, Managing Director -- Global Doctor, Managing Director -- Ltd., VP Human Resources

BONUS OPPORTUNITY:

2005 Total Bonus Opportunity = 20% of base salary
- 50% of the bonus opportunity is based upon Company performance, i.e., attainment of 2005 EBITDA target ("Company bonus opportunity")
- 50% of the bonus opportunity is based upon attainment of individual performance goals ("Individual bonus opportunity")

CRITERIA FOR PAYMENT:

Company bonus opportunity will become payable based upon attainment of the following results:

80% to 100% attainment of EBITDA:

80% of target EBITDA = 40.0% payment of Company bonus opportunity
Each incremental 1% attainment of target between 81% and 90% = 1.0% Each incremental 1% attainment of target between 91% and 100 % = 5.0%

After 100% attainment of target:
Each incremental 1% attainment of target between 101% and 110%= 1.0% of Company bonus opportunity
Each incremental 1% attainment of target between 111% and 120% = 1.5%
Each incremental 1% attainment of target in excess of 120% = 2.0%

Individual bonus opportunity will be paid on the basis of successful completion of individual goals.

Example:

Base Salary = $100,000
Total Bonus Opportunity = $20,000
-     Company bonus opportunity = $10,000
-     Individual bonus opportunity = $10,000

Company bonus sample calculations:

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Company achieves 90% of target EBITDA
$10,000 x (40.0% + (10 x 1.0%)) = $5,000

Company achieves 95% of target EBITDA
$10,000 x (40.0% + (10 x 1.0%) + (5 x 5.0%)) = $7,500

Company achieves 100 % of target EBITDA $10,000 x (40.0% + (10 x 1.0%) + (10 x 5.0%)) = $10,000

Company achieve 105% of target EBITDA
$10,000 + ($10,000 x 5.00%) = $10,500

Company achieves 115% of EBITDA
$10,000 + ((($10,000 x (10 x 1.0%)) + (($10,000 x (5 x 1.5%))) = $11,750

Company achieves 125% of EBITDA
$10,000 + (($10,000 x (10 x 1.0%)) + ($10,000 x (10 x 1.5%)) + ($10,000 x (5 x
2.0%))) = $13,500

Individual bonus sample calculations:

Individual Goals are achieved at 50%
$10,000 x 50% = $5,000

Individual Goals are achieved at 75%
$10,000 x 75% = $7,500

Individual Goals are achieved at 100%
$10,000 x 100% = $10,000

Goal Setting:

      1. Goals must directly relate to the company's identified key initiatives for 2005.

      2. Goals must be Realizable, Understandable, Measurable, Behavioral, and Agreed upon.

      3. Goals will be established in conjunction with and approved by the participant's immediate manager. Final approval by CEO or COO required.

      4. Goals will be approved no later than _________________, 2005 and documented in the participant's personnel file.

Payments:

      1. The availability of a bonus payment will be determined based upon year-end consolidated results and individual results.

      2. Payments will be made as soon as possible after year-end results are available.

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      3.    Payments are considered compensation and are subject to all applicable taxes and withholding.

      4. An eligible participant must be an active employee on December 31, 2005 to be eligible to receive any bonus payment due as result of the attainment of company and/or individual goals. 5. An eligible participant must achieve a minimum of a Code 3 rating on his/her 2005 annual review in order to be eligible to receive any bonus payment.

The MedAire 2004 Bonus Program has been established at the sole discretion of management and may be modified and/or discontinued at any time. Payments are subject to the approval of the MedAire Board of Directors Compensation Committee. Participation in the program should not be construed as a guarantee of continued employment.